Exhibit (a)(1)(B)

Letter of Transmittal
To Tender Shares of Common Stock
(Including the associated preferred share purchase rights)
of
Gateway, Inc.
at
$1.90 Net Per Share
Pursuant to the Offer to Purchase Dated September 4, 2007
by
Galaxy Acquisition Corp.,
wholly owned subsidiary of
Acer Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 1, 2007, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OF THE OFFER.

The Depositary for the Offer is:

Citibank, N.A.

By Mail: Computershare Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810 Confirm Facsimile Transmission: (781) 575-2332	By Overnight Mail: Computershare Attn: Corporate Actions Voluntary Offer 250 Royall Street Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED THEREFOR, WITH SIGNATURE GUARANTEES IF REQUIRED, AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW OR APPROPRIATE IRS FORM W-8, AS APPLICABLE. SEE INSTRUCTION 8.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as name(s)	Shares Tendered
appear(s) on Share Certificate(s))	(Attach additional list if necessary)
Total Number of
	Certificate	Shares Represented	Number of Shares
	Number(s)*	by Certificate(s)*	Tendered**

Total Shares
* Need not be completed by stockholders tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instructions 3 and 4.

Citibank Tender Offer – UPRR

This Letter of Transmittal is to be completed by stockholders of Gateway, Inc. Certificates (as defined below) are to be forwarded with this Letter of Transmittal or, unless an Agent’s Message (as defined in the Offer to Purchase, as referred to below) is utilized, if tenders of Shares (as defined below) are to be made by book-entry transfer into the account of Citibank, N.A., as Depositary (the “Depositary”), at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 2 “Procedures for Tendering Shares” of the Offer to Purchase. Stockholders whose Certificates are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedure set forth in Section 2 “Procedures for Tendering Shares” of the Offer to Purchase. See Instruction 2 of this Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

SPECIAL TENDER INSTRUCTIONS

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 10.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Stockholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

     If delivery is by book-entry transfer:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Citibank Tender Offer – UPRR

Ladies and Gentlemen:

The undersigned hereby tenders to Galaxy Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Acer Inc., a corporation organized under the laws of the Republic of China, the above-described shares of common stock, par value $0.01 per share, including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of January 19, 2000 as amended, between Gateway, Inc., a Delaware corporation (“Gateway” or the “Company”), and UMB Bank, N.A., (collectively, the “Shares” and each share thereof a “Share,” and the certificates representing such Shares, the “Certificates”), of Gateway at a price of $1.90 per Share, net to the seller in cash, less any required withholding of taxes and without the payment of interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 4, 2007 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (the “Letter of Transmittal”), which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Subject to the terms and conditions of the Offer, and effective upon, acceptance for payment of and payment for the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all of the Shares that are being tendered hereby, and irrevocably appoints the Depositary the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such Certificates or transfer ownership of such Shares on the account books maintained by the Book-Entry Transfer Facility, together, in either case, with appropriate evidences of transfer, to the Depositary for the account of Purchaser, (b) present such Shares for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the Offer.

The undersigned irrevocably appoints designees of Purchaser as such undersigned’s agents, attorneys-in-fact and proxies, with full power of substitution, to the full extent of the undersigned’s rights with respect to the Shares tendered by the undersigned and accepted for payment by Purchaser and with respect to any and all other shares or other securities or rights issued or issuable in respect of such Shares on and after the date of the Offer to Purchase. All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest. Such appointment will be effective when, and only to the extent that, Purchaser accepts such Shares for payment. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares or other securities or rights will be revoked without further action, and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be effective). The designees of Purchaser will, with respect to the Shares and other security or rights for which such appointment is effective, be empowered to exercise all voting and other rights of the undersigned as they in their sole discretion may deem proper at any annual or special meeting of Company stockholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. Purchaser reserves the right to require that, in order for the Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance of such Shares, Purchaser must be able to exercise full voting rights with respect to such Shares, and other security or rights including, without limitation, voting at any meeting of stockholders.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the undersigned’s Shares tendered hereby and (b) when the Shares are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title to the Shares, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim and will not have been transferred to Purchaser in violation of any contractual or other restriction on the transfer thereof. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 2 “Procedures for Tendering Shares” of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer. Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the terms of the Merger Agreement, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal.

Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to their acceptance for payment by Purchaser pursuant to the Offer. See Section 3 “Withdrawal Rights” of the Offer to Purchase.

Citibank Tender Offer – UPRR

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price and/or issue or return any Certificate(s) not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” please mail the check for the purchase price and/or any Certificate(s) not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for the purchase price and/or any Certificate(s) not tendered or accepted for payment in the name of, and deliver such check and/or such Certificates to, the person or persons so indicated. Unless otherwise indicated herein under “Special Payment Instructions,” please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. The undersigned recognizes that Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name(s) of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.
Issue ☐  check ☐  certificates to:

Name
(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Mail ☐  check ☐  certificates to:

Name
(Please Print)

Address

(Zip Code)

Citibank Tender Offer – UPRR

SIGN HERE
(Please complete Substitute Form W-9 below)

Signature(s) of Stockholder(s)

Dated:  , 20

Name(s):

(Please Print)

Capacity (full title):

Address:

(Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 1, 2, 3 and 5.)

Guarantee of Signature(s)

(If required; see Instructions 1, 2 and 5)
(For use by Eligible Institutions only.
Place medallion guarantee in space below)

Name of Firm:

Address:

(Zip Code)

Authorized Signature:

Name:
(Please Print)

Area Code and Telephone Number:

Dated:  , 20

Citibank Tender Offer – UPRR

SUBSTITUTE	Part 1 Taxpayer Identification No. — For All Accounts	Part II For Payees Exempt From Backup With-holding (see enclosed Guidelines)
FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.
Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.
Social Security Number OR Employee Identification Number
Part III Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE DATE , 20

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Citibank Tender Offer – UPRR

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal if: (a) this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Shares) tendered herewith, unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” or (b) such Shares are tendered for the account of a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) (each of the foregoing, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of this Letter of Transmittal.

2. Requirements of Tender.  This Letter of Transmittal is to be completed by stockholders either if Certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if tenders are to be made pursuant to the procedure for tender by book-entry transfer set forth in Section 2 “Procedures for Tendering Shares” of the Offer to Purchase. Certificates evidencing tendered Shares, or timely confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of Shares into the Depositary’s account at the Book-Entry Transfer Facility, as well as this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein on or prior to the Expiration Date. Stockholders whose Certificates are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary on or prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 2 “Procedures for Tendering Shares” of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, must be received by the Depositary on or prior to the Expiration Date; and (c) the Certificates (or a Book-Entry Confirmation) representing all tendered Shares in proper form for transfer, in each case, together with this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery. If Certificates are forwarded separately in multiple deliveries to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED. ALL TENDERING STOCKHOLDERS, BY EXECUTION OF THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF), WAIVE ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF THEIR SHARES FOR PAYMENT.

3. Inadequate Space.  If the space provided herein is inadequate, the Certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer).  If fewer than all of the Shares evidenced by any Certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered” in the “Description of Shares Tendered.” In such cases, new Certificates for the Shares that were evidenced by your old Certificates, but were not tendered by you, will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

Citibank Tender Offer – UPRR

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

If this Letter of Transmittal or any Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Purchaser of their authority so to act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Certificates or separate stock powers are required unless payment is to be made to, or Certificates for Shares not tendered or not purchased are to be issued in the name of, a person other than the registered holder(s). In such latter case, signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1 of this Letter of Transmittal.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Certificate(s) listed, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Certificate(s). Signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1 of this Letter of Transmittal.

6. Stock Transfer Taxes.  Except as otherwise provided in this Instruction 6, the Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer. If, however, payment is to be made to, or if Certificates for Shares not tendered or accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered Certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price, unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted with this Letter of Transmittal. Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s) listed in this Letter of Transmittal.

7. Special Payment and Delivery Instructions.  If a check is to be issued in the name of, and/or Certificates for Shares not tendered or not accepted for payment are to be issued or returned to, a person other than the signer of this Letter of Transmittal or if a check and/or such Certificates are to be returned to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed. A Book-Entry Stockholder may request that Shares not accepted for payment be credited to such account maintained at the Book-Entry Transfer Facility as such Book-Entry Stockholder may designate under “Special Payment Instructions.” If no such instructions are given, such shares not accepted for payment will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

8. (a) Backup Federal Income Tax Withholding and Substitute Form W-9.  Under the “backup withholding” provisions of U.S. federal tax law, withholding of 28% of the payments in respect of surrendered Shares may be required. To prevent backup withholding, each surrendering stockholder must either (a) complete and sign the Substitute Form W-9, and provide the holder’s correct taxpayer identification number (“TIN”) and certify, under penalties of perjury, that the TIN provided is correct, that the holder is a U.S. person (or a U.S. resident alien) and that (i) the stockholder has not been notified by the Internal Revenue Service (“IRS”) that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified the stockholder that the stockholder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption.

The TIN provided must match the name given to avoid backup withholding. For individuals, the TIN is the individual’s social security number (“SSN”). However, if the stockholder is a resident alien and does not have and is not eligible to get an SSN, such stockholder’s TIN is such stockholder’s IRS individual taxpayer identification number (“ITIN”). If the stockholder is

Citibank Tender Offer – UPRR

a sole proprietor and has an employer identification number (“EIN”), such stockholder may enter either its SSN or EIN; however, the IRS prefers that such stockholder use its SSN. If the stockholder is a single-owner limited liability company that is disregarded as an entity separate from its owner for tax purposes, enter the owner’s SSN (or EIN, if it has one). For stockholders that are other entities (including an limited liability company treated as a partnership or corporation for tax purposes), enter the stockholder’s EIN. For further information concerning backup withholding (including how to obtain a TIN if you do not have one and how to complete the W-9 if the Certificates are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 or visit the IRS website at http://www.irs.gov/.

Certain holders of Shares (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt persons should indicate their exempt status on the Substitute Form W-9. If the Depositary is not provided with the correct TIN or an adequate basis for exemption, the stockholder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 28%.

If payment for surrendered Shares is to be made pursuant to Special Payment Instructions and/or Special Delivery Instructions to a person other than the surrendering stockholder, backup withholding will apply unless such other person, rather than the surrendering stockholder, complies with the procedures described above to avoid backup withholding.

Failure to complete the Substitute Form W-9 will not, by itself, cause the Shares to be deemed invalidly surrendered, but may require the Depositary to withhold 28% of the amount of any payments for such Certificates. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided the appropriate returns are filed with the IRS.

(b) Form W-8 for Non-U.S. Persons.  A non-U.S. individual or entity may qualify as an exempt recipient by submitting the appropriate IRS Form W-8, properly completed and signed under penalties of perjury, attesting to the stockholder’s exempt status. Such non-U.S. Holders must complete, execute and submit the appropriate IRS Form W-8. IRS Forms W-8 are available from the IRS’s web site, at http://www.irs.gov/. Please consult your accountant or tax advisor for further guidance as to the proper IRS Form W-8 to complete and return to claim exemption from backup withholding.

9. Requests for Assistance or Additional Copies.  Questions or requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth on the last page of this Letter of Transmittal. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 also may be obtained from the Information Agent or from brokers, dealers, commercial banks, trust companies or other nominees.

10. Mutilated, Lost, Stolen or Destroyed Certificates.  If any Certificate has been mutilated, lost, stolen or destroyed, the stockholder should promptly notify UMB Bank, N.A., Gateway’s transfer agent, at (816) 860-3753. The stockholder then will be instructed as to the steps that must be taken in order to replace the Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR MANUALLY SIGNED FACSIMILE HEREOF), PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE, AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Citibank Tender Offer – UPRR

Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal or other related tender offer materials may be obtained from the Information Agent or from brokers, dealers, commercial banks, trust companies or other nominees.

The Information Agent for the Offer is:

D.F. KING & CO., INC.

48 Wall Street
New York, New York 10005
Banks and brokers call collect: (212) 269-5550
All others call toll free: (800) 290-6427

Citibank Tender Offer – UPRR